UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 23, 2018

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information.
Enstar Group Limited (“Enstar”) entered into a Subscription Agreement on July 23, 2018 by and among Evergreen Parent, L.P. (“Evergreen”), Enstar and, for certain limited purposes set forth therein, K-Z Evergreen, LLC and Trident Pine Acquisition LP (“Trident Pine”). Evergreen is an entity formed by private equity funds managed by Stone Point Capital LLC (“Stone Point”) and the Karfunkel-Zyskind Family that intends to acquire approximately 45% of the issued and outstanding shares of common stock of AmTrust Financial Services, Inc. (“AmTrust”) that the Karfunkel-Zyskind Family and certain of its affiliates and related parties do not presently own or control. The transaction was approved by AmTrust’s stockholders on June 21, 2018, and is expected to close during the second half of 2018, subject to the satisfaction of customary closing conditions, including approval by regulatory authorities.
Pursuant to the Subscription Agreement, and subject to the conditions therein, Enstar or one or more of its controlled, majority-owned affiliates, agreed to purchase equity in Evergreen in an aggregate amount of $200 million. The equity interest will be in the form of three separate classes of equity securities issued at the same price and in the same proportion as the equity interest to be purchased by Trident Pine. Following the closing the transaction, Enstar is expected to own approximately 7.4% of the capital units and 6.2% of the indirect voting rights of Evergreen. Among other conditions, the closing under the Subscription Agreement is contingent on the closing of Evergreen’s transaction with respect to AmTrust.
Through several private transactions occurring from May 2012 to July 2012 and an additional private transaction that closed in May 2018, investment funds managed by Stone Point have acquired an aggregate of 1,635,986 of Enstar’s voting ordinary shares (which constitutes approximately 9.1% of Enstar’s outstanding voting ordinary shares). On November 6, 2013, Enstar appointed James D. Carey to its Board of Directors. Mr. Carey is the sole member of an entity that is one of four general partners of the entities serving as general partners for the Stone Point funds invested in Enstar, is a member of the investment committees of such general partners, and is a member and senior principal of Stone Point. Trident Pine is managed by Stone Point and Mr. Carey is an officer and / or director of certain entities affiliated with Trident Pine that were formed to hold the investment in AmTrust.
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team regarding the transaction contemplated by the Subscription Agreement, as well as the related transaction between Evergreen and AmTrust. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Many of these risks and uncertainties cannot be controlled by Enstar and include the possibility that the proposed transactions may not be completed on the terms described herein or at all, including as a result of changes in the business or prospects of AmTrust. Additional important risk factors regarding Enstar can be found under the heading "Risk Factors" in Enstar’s Form 10-K for the year ended December 31, 2017. Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: July 24, 2018	By:	/s/ Guy Bowker
Guy Bowker
Chief Financial Officer